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                                                                     EXHIBIT 2.2


                    ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of April 1, 1997, between MS Farm Journal Corporation, a Delaware corporation (the "Company"), and Farm Journal Holdings Inc., a Delaware corporation (the "Holdings")

          WHEREAS the Company desires to assign to Holdings all its right, title and interest in, to and under the Stock Purchase Agreement dated as of January 23, 1997, between the Company and Tribune Company, a Delaware corporation ("Tribune"), as amended by the letter agreement dated as of February 28, 1997, between the Company and Tribune (as so amended, the "Stock Purchase Agreement")

          WHEREAS Holdings desires to accept such assignment and to assume, agree to be bound by and to perform the Company's obligations under the Stock Purchase Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Assignment.  The Company hereby assigns, transfers and
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delivers to Holdings all the Company's right, title and interest in, to and under the Stock Purchase Agreement.

          SECTION 2.  Assumption.  Holdings hereby assumes, agrees to be bound
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by and to perform all the obligations of the Company under the Stock Purchase
Agreement.

          SECTION 3.  Further Assurances.  The Company agrees to execute any and
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all further documents, agreements and instruments, and take all further action that may be required under applicable law, or which Holdings may reasonably request, in order to effectuate the transaction contemplated by this Assignment and Assumption Agreement.

          SECTION 4.  Binding Agreement.  This Assignment and Assumption
                      -----------------
Agreement shall be binding on the Company and Holdings and their respective heirs, distributees, executors and legal representatives, successors and assigns. This Assignment and Assumption Agreement may not be modified except by an instrument in writing which is signed by each of the parties.

          SECTION 5.  Tribune Acknowledgment.  Tribune agrees that from and
                      ----------------------
after the date of this Assignment and Assumption Agreement (i) that Holdings shall be the "Buyer" under as defined in the Stock Purchase Agreement, (ii) to release the Company from all its obligations under the Stock Purchase Agreement and (iii) to deal only with Holdings concerning all matters under the Stock Purchase Agreement.

          SECTION 6.  Governing Law.  This Assignment and Assumption Agreement
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shall be construed and enforced in accordance with and governed by the laws of the State of New York.

          SECTION 7.  Counterparts.  This Assignment and Assumption Agreement
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may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and
Assumption Agreement to be duly executed as of the date first above written.

                                                 MS FARM JOURNAL CORPORATION



                                                 By: /s/ Phillip Ean Cohen
                                                     ---------------------
                                                     Phillip Ean Cohen
                                                     President





                                                 FARM JOURNAL HOLDINGS INC.

                                                 By: /s/ J. Carr Gamble, III
                                                     -----------------------
                                                     J. Carr Gamble, III
                                                     President
Acknowledged and Agreed:


TRIBUNE COMPANY




By: /s/ Andrew J. Oleszczuk
    -----------------------
    Name:  Andrew J. Oleszczuk
    Title: V.P./Dir.

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